CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of May 1, 2024, and effective as of February 13, 2024, by and among INNOVATUS LIFE SCIENCES LENDING FUND I, LP, a Delaware limited partnership (together with its successors and assigns, “Innovatus”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time (each a “Lender” and collectively, “Lenders”), and CODEXIS, INC., a Delaware corporation (“Borrower”).

Recitals
A.    Collateral Agent, Lenders, and Borrower have entered into that certain Loan and Security Agreement dated as of February 13, 2024 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower and Lenders desire to increase (i) [***] and (ii) [***] in accordance with the terms set forth herein.
D.    Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.
2.Amendments. The Loan Agreement is hereby amended as set forth below:
2.1Section 5.13 (Subsidiaries). Section 5.13 of the Loan Agreement is amended and restated as follows:
5.13    Subsidiaries. No Subsidiary of Borrower existing as of the Effective Date (i) owns any assets with a value in excess of $1,000.00, individually or in the aggregate [***], (ii) owns any Intellectual Property other than, with respect to Codexis Mayflower Holdings, LLC, non-active Intellectual Property, foreign-registered or filed Intellectual Property and United States Copyrights to be transferred to Borrower in accordance with Section 6.14(g), or (iii) conducts any operations or transactions other than those required for liquidation or dissolution of such Subsidiary.
2.2Section 7.14 (Subsidiaries). Section 7.14 of the Loan Agreement is amended and restated as follows:
7.14    Subsidiaries. No more than five percent (5%) of the assets or revenues of Borrower and its Subsidiaries on a consolidated basis shall be owned or produced by any

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Foreign Subsidiary. Borrower shall not directly or indirectly lend to, contribute capital to, or guarantee obligations of, Foreign Subsidiaries in an amount exceeding $250,000.00 in the aggregate. No Subsidiary of Borrower existing on the Effective Date that is not a Loan Party may (i) own any assets with a value in excess of $1,000.00, individually, or in the aggregate; [***], (ii) own any Intellectual Property, other than, with respect to Codexis Mayflower Holdings, LLC, non-active Intellectual Property, foreign-registered or filed Intellectual Property and United States Copyrights to be transferred to Borrower in accordance with Section 6.14(g), or (iii) conduct any operations or transactions other than those required for liquidation or dissolution of such Subsidiary.
2.3Section 13 (Definitions). The following terms and their definitions are added to Section 13 of the Loan Agreement in appropriate alphabetical order:
“Codexis India” means Codexis Laboratories India Pte, Ltd., a Subsidiary of Borrower.

“Specified Period” means the period commencing on the Effective Date and ending on the earlier of (i) the date of dissolution of Codexis India and (ii) December 31, 2024.

2.4Exhibit A (Description of Collateral) to the Loan Agreement is replaced with Exhibit A attached hereto.
2.5Schedule 6.13 (Liquidity Covenant) to the Loan Agreement is replaced with Schedule 6.13 attached hereto.
3.Limitation of Agreement.
3.1This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent and Lenders may now have or may have in the future under or in connection with any Loan Document.
3.2This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. Borrower represents and warrants to Collateral Agent and Lenders as follows:
4.1(a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects (except those representations and warranties that are qualified by materiality which shall be true and correct in all respects) as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing immediately before and after giving effect to this Agreement;
4.2Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;
4.3The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date or subsequent thereto remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

4.4The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;
4.5The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
4.7This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
6.Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
7.Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.
8.Conditions to Effectiveness. This Agreement shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders, in form and substance reasonably satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate (and requested in writing at least three Business Days prior to the date hereof), including, without limitation:
a)this Agreement duly executed by each party hereto; and
b)Borrower’s payment of all Lenders’ Expenses incurred through the date of this Agreement to the extent due and payable.
9.Miscellaneous.
9.1This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.
9.2Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
10.Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.
[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

BORROWER:

CODEXIS, INC.

By /s/ Sri Ryali
Name: Sri Ryali
Title: CFO

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

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COLLATERAL AGENT AND LENDER:

INNOVATUS LIFE SCIENCES LENDING FUND I, LP

By: Innovatus Life Sciences GP, LP Its: General Partner
By /s/ Andrew Dym
Name: Andrew Dym
Title: Authorized Signatory

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EXHIBIT A
Description of Collateral
The Collateral consists of all of Borrower’s presently owned and hereafter acquired or arising right, title and interest in and to following personal property and fixtures:
All goods, Accounts (including health care insurance receivables), Equipment, fixtures, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including Intellectual Property, payment intangibles, and software), commercial tort claims, [***], documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, money, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit (whether or not the letter of credit is evidenced by a writing) and letter-of-credit rights, investment property (including certificated securities, uncertificated securities, securities entitlements, securities accounts, commodity contracts, and commodity accounts), supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral shall not include: (i) any interest of a Loan Party as a lessee under an Equipment lease if such Loan Party is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by any Loan Party or Lender, (ii) Equipment that is subject to a Permitted Lien in connection with the financing of such Equipment if the holder of such Lien has prohibited in writing the applicable Loan Party from granting Liens on such property in favor of third parties; provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall automatically include, and the applicable Loan Party shall be deemed to have granted a security interest in, all of its rights, title and interests in and to such property as if such provision had never been in effect, (iii) any Excluded Accounts, (iv) the equity interests in any joint venture where the pledge of such equity interests would be prohibited by any applicable contractual requirement pertaining to any such joint venture, or (v) any leases, licenses, permits or agreements to which Borrower is a party, or any of its right, title or interest thereunder, to the extent that, and for so long as, a grant of a security interest therein would, under the express terms of such lease, license, permit or agreement, result in a breach of the terms of, constitute a default under or create a right of termination in favor of any party thereto (other than Borrower) under, such lease, license, permit or agreement (other than to the extent that any such term (a) has been waived or (b) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 of the UCC or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that (x) the Collateral shall include (and such security interest shall attach) immediately upon the ineffectiveness, lapse, termination or waiver of such provision and (y) the Collateral shall include all proceeds arising under or from any such lease, license, permit or contract.

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SCHEDULE 6.13

LIQUIDITY COVENANT

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